UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 4, 2020

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value per share	CTXS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2020, the Board of Directors (the “Board”) of Citrix Systems, Inc. (the “Company”) expanded the Board from ten to eleven directors, and elected Mr. JD Sherman as a director of the Company, effective as of the same date. Mr. Sherman was also appointed as a member of the Audit Committee of the Board.

As a result of his appointment to the Board, Mr. Sherman will be entitled to participate in the Company’s non-employee director compensation program (the “Program”). Pursuant to the Program, Mr. Sherman will be entitled to receive annual cash compensation of $70,000 for his service on the Board, as well as annual cash compensation of $17,500 for his service on the Audit Committee. Additionally, pursuant to the Program and under the Company’s Amended and Restated 2014 Equity Incentive Plan, Mr. Sherman will be eligible to receive an annual grant of restricted stock units valued at $250,000 and vesting in full on the earlier of (i) the first anniversary of the date of grant or (ii) the day immediately prior to the Company’s next regular annual meeting of stockholders, subject to such director’s continued business relationship or other association with the Company through such vesting date. Mr. Sherman will be eligible to receive his first such annual grant of restricted stock units following the Company’s 2020 annual meeting of stockholders on July 1, 2020. In connection with his appointment, Mr. Sherman will receive an initial grant of restricted stock units in a pro-rated amount based on the time between Mr. Sherman’s date of appointment and the Company’s 2020 annual meeting of stockholders, which grant will be subject to vesting at the end of the annual vesting period, subject to his continued business relationship or other association with the Company through such vesting date. The Company will also enter into an indemnification agreement with Mr. Sherman in substantially the same form entered into with the other directors of the Company.

There are no other arrangements or understandings between Mr. Sherman and any other person pursuant to which Mr. Sherman was selected as a director. Mr. Sherman is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A press release, dated March 4, 2020, announcing the election of Mr. Sherman as a director of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 4, 2020 of Citrix Systems, Inc.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: March 4, 2020	By:	/s/ Antonio G. Gomes
	Name:	Antonio G. Gomes
	Title:	Executive Vice President, Chief Legal Officer and Secretary